UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2010

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, Hampshire Group, Limited (the “Company”) issued a press release (the “Press Release”) announcing the departure and appointment of certain officers.  The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Departure of Mark Lepine from Position of President, Men’s Division

Mark Lepine resigned from the position of President of the Company’s Men’s Division on October 8, 2010.

Appointment of Eric Prengel as President, Men’s Division

The Company appointed Eric Prengel, age 41, as President of its Men’s Division, effective October 12, 2010.  Since 2009, Mr. Prengel has served as Executive Vice President of Global Business Development at HMX LLC (formerly Hartmarx Corporation).  In that position, Mr. Prengel oversaw the international development of all HMX brands as well as all aspects of the domestic product license program.  From 2006 to 2009, he served as Group President of HMX Sportswear, and was responsible for the Sales, Design, Operations and Finance teams.  From 2004 to 2006, Mr. Prengel was Senior Vice President of Sales and Strategic Planning at Marc Ecko Enterprises, and before 2004, he held various leadership positions at Polo Ralph Lauren and Kenneth Cole Menswear.  Mr. Prengel holds a degree in Fashion Marketing and Merchandising from LaSalle College.  There are no family relationships between Mr. Prengel and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Prengel that are reportable pursuant to Item 404(a) of Regulation S-K.

In connection with this appointment, the Company entered into an employment agreement with Mr. Prengel, pursuant to which he will be paid an annual base salary of $300,000 per year.  The employment agreement provides that Mr. Prengel’s employment may be terminated by the Company at any time for any reason, but if the Company terminates Mr. Prengel for any reason other than for cause, the Company is obligated to pay Mr. Prengel severance in an amount equal to six months of Mr. Prengel’s then annual base salary, subject to Mr. Prengel’s execution of a general release of claims in favor of the Company.  The employment agreement also provides that during the term of his employment and for one year thereafter, Mr. Prengel will not encourage, solicit or induce any employee, client or customer of the Company to terminate or alter such person’s relationship with the Company.  Mr. Prengel will be eligible to participate in the Company’s 2009 Stock Incentive Plan and 2010 Cash Incentive Bonus Plan beginning with the 2011 fiscal year.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release, dated October 12, 2010, issued by Hampshire Group, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                   HAMPSHIRE GROUP, LIMITED

By /s/ Heath L. Golden
                                                              Name:  Heath L. Golden
                                                              Title:    Chief Executive Officer

Dated:  October 12, 2010